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Notice of Annual Meeting of Stockholders
July 17, 2001
8:00 A.M.

Dear Stockholder:

    The Annual Meeting of Stockholders of California Community Bancshares, Inc., a Delaware corporation and bank holding company, will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on Tuesday, July 17, 2001 at 8:00 A.M.

    The Annual Meeting of Stockholders will be held for the following purposes:

  1.
  To elect Directors;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent public accountants;

  3.
  To transact such other business as may properly come before the meeting.

    The names of the Board of Directors' nominees to be Directors of California Community Bancshares, Inc. are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

    The Bylaws of California Community Bancshares, Inc. provide for the nomination of directors in the following manner:

  Subject to the rights of holders of any series of Preferred Stock of the Corporation to elect directors under specified circumstances, nominations for the election of directors may be made only (i) by or at the direction of the Board, or (ii) by any stockholder of record entitled to vote in the election of directors generally who complies with the procedures set forth in this Section 2.8. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate persons for election as a director at a meeting of stockholders, and only if written notice of such stockholder's intent to make a nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day that is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first mailed by the Corporation to its stockholders.

    Only stockholders of record at the close of business on May 31, 2001 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                      By Order of the Board of Directors,

                      J. Thomas Byrom,
                       Secretary

San Francisco, California
June 18, 2001

    PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ADDRESSED ENVELOPE.

                              Mailed to stockholders
                              on or about June 18, 2001

PROXY STATEMENT
OF
CALIFORNIA COMMUNITY BANCSHARES, INC.
One Maritime Plaza, Suite 825
San Francisco, California 94111
(415) 434-1236

INFORMATION CONCERNING THE SOLICITATION

Vote by Proxy

    This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy by, and on behalf of, the Board of Directors of California Community Bancshares, Inc., a Delaware corporation and bank holding company (the "Company" or "CCB"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on Tuesday, July 17, 2001 at 8:00 A.M. (the "Meeting").

    Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date delivered to the Secretary of the Company. Such Proxy is also revoked if the stockholder is present at the Meeting and elects to vote in person.

    Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

    FOR the election of all nominees for director named herein;

    FOR ratification of the selection of KPMG LLP as the Company's independent public accountants.

    In the event a stockholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made. In addition, such shares will, at the Proxyholders' discretion, be voted on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

    A copy of the Company's Annual Report to Stockholders is enclosed with this Proxy Statement.

Cost of Proxy Solicitation

    The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company's Common Stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Vote Required

    The three (3) nominees receiving a plurality of the votes of the shares of the Company's Common Stock represented and entitled to vote at the Meeting will be elected directors of the Company.

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Meeting is necessary for the ratification of the selection of auditors.

Method of Counting Votes

    Stockholders of the Company's Common Stock are entitled to one vote for each share held, except that stockholders may have cumulative voting rights with respect to the election of directors. If cumulative voting is utilized, each stockholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the same number of votes among as many candidates as the stockholder desires. No stockholder may cumulate votes unless the name of any candidate for which such votes would be cast has been placed in nomination prior to the voting and, also prior to the voting at the Annual Meeting, at least one stockholder has given notice of that stockholder's intention to cumulate that stockholder's votes at the meeting. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice nor to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a stockholder is given in proper form at the Annual Meeting, in which instance the Board of Directors intends to cumulatively vote all the proxies held by it in favor of the nominees for office as set forth herein. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

    Lynn M. Hopkins, an employee of the Company, has been appointed by the Board of Directors to serve as the Inspector of Election and will tabulate votes cast at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

Stockholders Entitled to Vote

    Only stockholders of record on May 31, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At the close of business on that date, the Company had outstanding 26,312,576 shares of its no par value Common Stock (the "Common Stock").

PRINCIPAL STOCKHOLDERS

    As of May 31, 2001, no person or group known to the Company owned beneficially more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares Beneficially Owned
California Community Financial Institutions Fund
Limited Partnership One Maritime Plaza, Suite 825 San Francisco, CA 94111	25,498,136(1)	95.6%
Ronald W. Bachli (2) Director One Maritime Plaza, Suite 825 San Francisco, CA 94111	25,553,136(1)	95.6%
Richard W. Decker, Jr.(2) Chairman of the Board and Director One Maritime Plaza, Suite 825 San Francisco, CA 94111	25,553,136(1)	95.6%

(1)
The California Community Financial Institutions Fund Limited Partnership (the "California Fund") is the beneficial owner of 25,129,433 shares of Company Common Stock and 368,703 shares of Company Common Stock which may be issuable upon conversion of certain Company-assumed debt obligations of the former parent corporation, Pacific Inland Bancorp, of a subsequently-absorbed subsidiary of the Company, Security First Bank (the "PIB Debentures").

(2)
Mr. Bachli, a director of the Company and Mr. Decker, Chairman of the Board and a director of the Company are principals of Belvedere Capital Partners LLC ("Belvedere"). Belvedere is the general partner of the California Fund. The amount and nature of ownership for Mr. Bachli and Mr. Decker also includes 55,000 shares of Company Common Stock which may be purchased on the exercise of stock options held by each of Messrs. Bachli and Decker.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

    The Bylaws of the Company provide a procedure for nomination and election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspector of election may disregard all votes cast for such nominee(s).

    The Bylaws of the Company provide that the Board of Directors will consist of not less than four nor more than thirteen directors. The number of directors is set by the Board of Directors and is currently set at nine. The Board of Directors is divided into three classes of directors with overlapping three-year terms. There are three Class B directors whose terms expire at the 2001 Annual Meeting. The remaining directors' terms will continue until the 2002 and 2003 Annual Meetings of Stockholders.

    Nominees for re-election as Class B directors recommended by the Board of Directors are Joseph P. Heitzler, Robert J. Kushner and Jaynie Miller Studenmund. Each of these individuals has agreed to serve a three-year term as director.

    All Proxies will be voted "FOR" the election of the three nominees recommended by the Board of Directors, unless authority to vote for the election of directors is withheld.   If any of the nominees

should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

    The following table sets forth certain information with respect to the directors of the Company, nominees, the Named Executive Officers (as defined below), as well as all directors and officers of the Company as a group. All of the shares shown in the following table are owned both of record and beneficially and the person named possesses sole voting power, except as otherwise indicated in the notes to the table.

				Shares Beneficially Owned as of the Record Date
Directors and Nominees	Age	Positions and Offices Held With the Company	Director Since	Amount		Percent of Class
Ronald W. Bachli	60	Director	1999	25,553,136	(1)	95.6%
Anat Bird	49	President, Chief Executive Officer and Director	2001	133,333	(2)	*
Richard W. Decker, Jr.	57	Chairman of the Board and Director	1999	25,553,136	(1)	95.6%
J. Thomas Byrom	53	Director	1999	15,000	(2)	*
Joseph P. Heitzler	56	Director	1999	12,126	(3)	*
Robert J. Kushner	50	Director	1999	23,785	(2)	*
Larry D. Mitchell	58	Director	1999	12,382	(2)	*
Clifford R. Ronnenberg	64	Director	1999	105,517	(4)	*
Dwayne Shackelford	57	Director	2000	7,382	(2)	*
Jaynie Miller Studenmund	46	Director	1999	5,000	(2)	*
Harvey Ferguson	64	Executive Vice President and Chief Administrative Officer	1999	56,275	(5)	*
David E. Hooston	44	Chief Financial Officer	2000	53,500	(6)	*
Robert C. Campbell, Jr.	59	President and Chief Executive Officer, Bank of Orange County ("BOC")	1997	24,487	(7)	*
Daryl B. Foreman	54	Former President and Chief Executive Officer, Sacramento Commercial Bank ("SCB")	2000	27,500	(2)
Robert C. Haydon	54	Former President and Chief Executive Officer, Placer Sierra Bank ("PSB")		27,681	(2)
All directors and officers of the Company as a group (15 in number)				26,112,103	(8)	96.0%

(1)
See Notes (1) and (2) to Principal Stockholders.

(2)
Represents shares of Company Common Stock which may be purchased on the exercise of stock options.

(3)
Includes 11,373 shares of Company Common Stock which may be purchased on the exercise of stock options.
(4)
Includes 39,305 shares of Company Common Stock which may be purchased on the exercise of stock options.
(5)
Includes 41,222 shares of Company Common Stock which may be purchased on the exercise of stock options.
(6)
Includes 52,500 shares of Company Common Stock which may be purchased on the exercise of stock options.
(7)
Includes 12,500 shares of Company Common Stock which may be purchased on the exercise of stock options.
(8)
Includes 368,703 shares of Company Common Stock which may be issuable upon conversion of the PIB Debentures and 518,963 shares which may be purchased on the exercise of stock options.

    The following table sets forth certain information with respect to the executive officers (1) of the Company:

Name	Age	Position With the Company	Year Hired by the Company
Anat Bird	49	President and Chief Executive Officer	2001
Richard W. Decker, Jr.	57	Chairman of the Board of Directors	1998
Harvey Ferguson	64	Executive Vice President and Chief Administrative Officer	1998
David E. Hooston	44	Executive Vice President and Chief Financial Officer	1997
Robert C. Campbell, Jr.	59	BOC President and Chief Executive Officer	1997

(1)
As used throughout this Proxy Statement, the term "executive officer" means the president, any vice president in charge of a principal business unit or function, any other officer or person who performs a policy making function for the Company, and any executive officer of the Company's subsidiaries who performs policy making functions for the Company.

    Each executive officer serves on an annual basis and must be selected by the Board of Directors annually pursuant to the Bylaws of the Company.

    The following information with respect to the principal occupation and employment of each director and executive officer, the principal business of the corporation or other organization in which such occupation and employment is carried on, and in regard to other affiliations and business experience during the past five (5) years, has been furnished to the Company by the respective directors and executive officers.

    Anat Bird became President and Chief Executive Officer on March 1, 2001 and was appointed a director of the Company on March 20, 2001. She is also President of Placer Capital Co., a wholly-owned subsidiary of the Company ("PCC"). Prior to joining the Company, Mrs. Bird served as Executive Vice President for Wells Fargo Bank as the Northern California Regional President since 1999 and served as Executive Vice President for Norwest Bank Minnesota, N.A. from 1997 to 1999. She has served as Senior Executive Vice President and Chief Operating Officer and Board Member of Roosevelt Financial Group, recently acquired by Mercantile, and was founder and Chief Executive Officer of the New York consulting firm SCB Forums, Ltd., the successor to FinExc Group, L.L.C. Prior to founding SCB Forums, Ltd. in 1994, Mrs. Bird founded the Financial Institutions Consulting Group at BDO Seidman. Prior to joining

BDO Seidman, Mrs. Bird was the Managing Director in charge of Strategic Planning, Product Development and Management, and the Balance Sheet Advisory Group of Marine Midland Bank, and the Chief Executive of Bay Loan and Investment Bank. Mrs. Bird has published two books for the American Bankers Association and has authored three other books, including the best selling business book SuperCommunity Banking: A SuperStrategy For Success. Mrs. Bird is a member of the Board of Directors of Wharton-Recanati Business School Partnership. She is also a columnist for the American Banker. Mrs. Bird received a Diploma in Corporate Strategic Planning from the Wharton School of Business; an MBA in Finance with High Honors from American University in Washington, D.C.; an MA in International Relations and Psychology Cum Laude from Hebrew University in Jerusalem; and a BA in International Relations from Hebrew University in Jerusalem.

    Ronald W. Bachli served as President and Chief Executive Officer and a director of the Company since its incorporation in September 1999 until March 1, 2001. Mr. Bachli continues to serve as a director of the Company. He is also President of Belvedere and Vice Chairman and director of its predecessor since December 1998. He has served as Chairman of the Boards of Directors of PSB and BOC until March 1, 2001. He also serves as President of Cerritos Valley Bancorp, a majority-owned subsidiary of the California Fund. Mr. Bachli received his B.S. in Finance from the University of San Francisco in 1962 and his Juris Doctor degree from the University of San Francisco School of Law in 1972. From 1982 until joining the general partner of the California Fund in late 1998, Mr. Bachli was a banking partner in the firm of Lillick & Charles LLP where he specialized in regulatory, corporate finance, and mergers and acquisitions for financial institutions.

    Richard W. Decker, Jr., Chairman of the Company, has over 30 years of banking experience. Mr. Decker is the Chairman and co-founder of Belvedere and was the President and a co-founder of its predecessor. Mr. Decker was Chairman of the Board of Directors and the Chief Executive Officer of California Financial Bancorp, the predecessor of the Company ("CFB") from January 1, 1999 to April 30, 1999. He is the Chairman of the respective Boards of Directors of the Company and PCC, and also serves on the Boards of Directors of PSB and BOC. Mr. Decker was co-founder and Vice Chairman of Independent Bancorp of Arizona. Mr. Decker assisted in the formation of Pan American Savings Bank, where he served for four years as a director and chairman of the audit committee. Previously, he served as President, CEO and director of WestAmerica Bank, headquartered in Marin County, California, and worked for 15 years in senior management positions at First Interstate Bank of California, leaving in 1988 as Executive Vice President, Chief Administrative Officer and a member of the bank's "managing committee." Mr. Decker earned his BS degree from Long Beach State University in 1967 and an MBA in 1969. In 1970, he earned an additional graduate degree from the American Graduate School of International Management (Thunderbird). In addition, he completed the Graduate School of Credit and Financial Management at Stanford Business School and in 1986 completed the Advanced Management Program (AMP) at Harvard Business School.

    J. Thomas Byrom has been Chief Financial Officer of Belvedere and its predecessor since 1997. He is secretary and a director of the Company, and is a director of PCC. He has served in the past as a director of PSB. Prior to joining Belvedere, Mr. Byrom was President and Chief Financial Officer at Tracy Federal Bank, F.S.B., in Tracy, California. Earlier in his career, Mr. Byrom was Senior Vice President in the finance division at 1st Nationwide Bank, and Vice President in charge of profit planning at Wells Fargo Bank.

    Joseph F. Heitzler is a director of the Company and is a resident of Rolling Hills, California. Mr. Heitzler is Chairman, Chief Executive Officer and a director of CART Inc. (which has a class of securities registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act")), the world's largest open wheel racing series. Previously, Mr. Heitzler was President of National Mobile Television, Inc., a worldwide and the nation's largest provider of mobile broadcasting facilities. Until July of 1997 when he sold the business to National Mobile Television, Inc., Mr. Heitzler was Chairman and Chief Executive Officer of VTE Mobile Television, Inc. a major provider of mobile broadcasting facilities, primarily for sporting events. Prior to becoming involved with VTE Mobile Television, Inc., Mr. Heitzler was senior executive producer for CBS Sports, Inc. Subsequently, Mr. Heitzler was president of Forum Sports Entertainment, Inc. the then-parent company of the Los Angeles Lakers, Los Angeles Kings and the Forum.

    Robert J. Kushner is a director and Chairman of the Audit Committee of the Company and a director of BOC. Mr. Kushner is a certified public accountant, and has been a principal of the accounting firm of Kushner, Smith, Joanou & Gregson LLP since 1979. Mr. Kushner received a B.S. degree in accounting and finance from the University of Southern California in 1973. Mr. Kushner's previous experience related to audit management positions with two different international accounting firms. He is a Trustee and Chairman of the Finance Committee of the St. Margaret's Episcopal School and is a member of the Parents Advisory Council of the Georgetown University McDonough School of Business. Mr. Kushner was an appointed member of the State Board of Accountancy's Administrative Committee and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

    Larry D. Mitchell is a director of the Company and of PSB. Mr. Mitchell has 29 years of experience in the computer industry with the Hewlett Packard Company. Prior to his retirement in October 1997, he was site general manager of Hewlett Packard, Roseville, California. Mr. Mitchell earned an AB degree in Engineering Science from Dartmouth College and an MBA from the Stanford Business School. Mr. Mitchell serves as a director of the Finisar Corporation (which has a class of securities registered under Section 12(g) of the Exchange Act) and a director of numerous non-profit community organizations.

    Clifford R. Ronnenberg is a director of the Company and of BOC. Mr. Ronnenberg is Chairman, CEO and sole shareholder of CR&R, Incorporated, a leading environmental management company serving southern California. Mr. Ronnenberg also owns Haulaway Storage Containers with business service operations in seven western states. He also serves as Vice President of Ronnenberg Inc., a family-owned commercial and industrial real estate management company.

    Dwayne A. Shackelford is a director of the Company and of PSB. Since 1989, Mr. Shackelford has been actively involved in various real estate transactions including lease, debt and equity restructurings, bankruptcy consulting and purchase and sale negotiations as a consultant with Huntley Financial Group, Ltd. and as Vice President of Chartwell Holdings, a real estate development company. Mr. Shackelford has also served as Vice President for Ivy Medical Group and as Senior Vice President and Chief Financial Officer of Exploration Logging, Inc. Mr. Shackelford attended the University of Oregon and California State University, Sacramento from which he received his B.S. and M.B.A. degrees and he is a Certified Public Accountant and a California licensed real estate broker.

    Jaynie Studenmund has served as the COO of GoTo.com since January 2001. GoTo is a leading Pay-for-Performance search engine. From February 2000 to December 2000, Ms. Studenmund was the President & COO of PayMyBills, a leading internet bill management company, where she was responsible for all line, technology, operations, and staff functions. From 1985 to 1998, Ms. Studenmund served as a senior executive at three different financial institutions. From 1997 to 1998 she was the Executive Vice President for Retail Banking at Home Savings of America and from 1996 to 1997 was the Executive Vice President for Retail Banking at Great Western Bank. From 1985 to 1996, Ms. Studenmund held a variety of line, operating and marketing positions at First Interstate Bank of California, and she served as an Executive Vice President from 1991 to 1996. Ms. Studenmund has a B.A. in Economics from Wellesley College and an M.B.A. from Harvard Business School.

    Harvey Ferguson was appointed EVP/Chief Administrative Officer of CCB in September 2000 and oversees data processing applications, facilities management, new products development and implementation and formulation of policies and procedures for the Company. Prior to this, he served as the President of CFB from May 6, 1999 through to its merger with and into CCB on December 14, 1999, and was elected to the dual roles of Chairman and CEO of BOC and the two-office sister bank, CalWest Bank ("CalWest"), prior to their consolidation in July 2000. From 1993 to 1999, Mr. Ferguson served as

President and Chief Executive Officer of Orange Bancorp and BOC. From 1990 to 1993, Mr. Ferguson served as Executive Vice President & Chief Administrative Officer of Eldorado Bank and of Commerce Bank. He was President and Chief Executive of California City Bank and California City Bancorp from 1985 to 1990. Mr. Ferguson is a graduate of Pacific Coast Banking School, in addition to attending University of California, Irvine, Golden West and Chaffey College. Mr. Ferguson has actively served the community through participation in the United Way (Cabinet Member), Ronald McDonald House (Board of Trustees), and the California Community Bankers (Board member) and Independent Bankers Associations (member).

    David E. Hooston is the Executive Vice President and Chief Financial Officer of the Company. Prior to serving in his current capacity, Mr. Hooston served as Director of Corporate Development from February 1, 2000 through March 31, 2000, and from May 6, 1999 through January 31, 2000 Mr. Hooston was employed as a consultant by Belvedere and the California Fund, performing services related to mergers and acquisitions. From 1998 through May 5, 1999 Mr. Hooston served as President, Chief Operating Officer and director of CFB. Mr. Hooston also served as a member of the Board of Directors of BOC, CalWest, Security First Bank and National Business Bank. Prior to that, he was the Chief Operating Officer of Security First Bank from 1995 to 1998 and from 1991 to 1995 he was a financial consultant. From 1984 through 1991 Mr. Hooston was Chief Financial Officer of ValliCorp Holdings, Inc., a multi-bank holding company headquartered in Fresno, California. Mr. Hooston received his BA degree in Business Economics from the University of California, Santa Barbara in 1979 and is a member of the American Institute of Certified Public Accountants and the California State Society of Certified Public Accountants

    Robert Campbell, Jr.  is President, Chief Executive Officer and a director of BOC. Mr. Campbell has served community banks in executive positions since 1975. Prior to being named Chief Executive Officer of BOC in September 2000, Mr. Campbell served BOC as its President and Chief Operating Officer since January 2000. Before his presidential position at BOC, he successfully directed the growth of Security First Bank in Fullerton, California from 1997 to 1999. He had also served in the capacity of Senior Vice President of California State Bank from 1994 to 1997. Mr. Campbell graduated from Pacific Coast Banking School in 1978 and received a Master of Arts degree from Claremont Graduate School.

    No director or executive officer of the Company has any family relationship with any other director or executive officer of the Company.

    Except as specifically noted above, no director of the Company is a director of any other company with a class of securities registered pursuant to section 12 or subject to the requirements of section 15(d) of the Exchange Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

    The Board of Directors held sixteen (16) meetings in 2000. During 2000 each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

Committees of the Board of Directors

Audit Committee

    The Audit Committee of the Board of Directors consists of Mr. Kushner as Chairman and Messrs. Bachli, Byrom, Mitchell and Shackelford. The purposes of the Audit Committee are to assist the Board of Directors: (i) in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures; (ii) in its oversight of the Company's financial statements and the independent audit thereof; (iii) in nominating the independent auditors to be proposed for stockholder approval in this Proxy Statement, evaluating and, where deemed appropriate, replacing the independent auditors; and (iv) in evaluating the independence of the outside auditors and maintaining a communications link between the independent auditors and the Company's Board of Directors. The Audit Committee also (i) confers from time to time with the Company's independent auditors regarding their audit work and the details thereof, and maintains a communication link between the Company's independent auditors and the Company's Board of Directors; (ii) reviews management letters of the Company's independent auditors, (iii) oversees and evaluates the internal audit function to ascertain that professional internal auditing is performed throughout the Company and its subsidiaries (iv) approves revisions in policies related to accounting, risk and internal control matters and meets and consults with the Company's executive and financial officers to discuss accounting policies, (v) reviews staffing of the Company's accounting and financial departments and makes recommendations to the Board of Directors relating to these departments, (vi) reviews, before publication, the Company's annual consolidated financial statements and any other financial statements deemed to be appropriate by the Committee, and (v) provides assistance and recommendations to the Board of Directors with respect to the general financial needs, policies and practices of the Company.

    The Audit Committee held eleven (11) meetings in 2000.

AUDIT COMMITTEE REPORT

    The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Committee operates pursuant to a Charter that was adopted by the Board on May 29, 2001, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

    In the performance of its oversight function, the Committee has met with and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to non-audit services provided by the auditors, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditor's independence.

    Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent".

    Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS

Robert Kushner, Chairman
Ronald Bachli
J. Thomas Byrom
Larry Mitchell
Dwayne Shackelford

May 29, 2001

Asset and Liability Management Committee

    The Asset and Liability Management Committee of the Board of Directors consists of Mr. Byrom as Chairman, Ms. Bird and Messrs. Bachli, Mitchell and Shackelford. The Asset and Liability Management Committee's primary responsibilities are to establish and monitor management's compliance with consolidated limits for exposure to interest rate risk; provide a forum for the Company's subsidiaries to communicate issues and to seek guidance regarding interest rate risk, concentration risk, asset/liability volume, mix and pricing, and investments and liquidity; provide direction to Company staff regarding management of liquidity and investments; and report to the Board of Directors on the Company's interest rate risk exposure, asset/liability management at the Company's subsidiaries, and management of liquidity and investments.

    The Asset and Liability Management Committee held four (4) meetings in 2000.

Compensation and Personnel Committee

    The Compensation and Personnel Committee of the Board of Directors consists of Ms. Studenmund as Chair and Messrs. Bachli, Decker, Kushner and Ronnenberg. The Compensation and Personnel Committee's responsibilities include recommending to the Board of Directors annual performance goals for the Company's executive officers, measuring and reporting to the Board of Directors the annual performance of the Company's executive officers, recommending to the Board of Directors base pay, annual bonus awards, and long term incentive awards for the Company's executive officers, recommending to the Board of Directors compensation and benefit plans for employees of the Company, reviewing all human resource plans and policies of the Company and recommending changes as appropriate to the Board of Directors, recommending to the Board of Directors programs for management development and executive retention and evaluating the state of employee relations, and recommending actions to the Board of Directors as appropriate.

    The Compensation and Personnel Committee held six (6) meetings in 2000.

Technology Committee

    The Technology Committee of the Board of Directors consists of Mr. Mitchell as Chairman, Ms. Bird and Mr. Byrom. The Technology Committee's primary responsibility is to guide the use of technology resources throughout the Company and its subsidiaries, and insure that such resources contribute to the Company's overall goals.

    The Technology Committee held eight (8) meetings in 2000.

    The Company does not have a nominating committee. The Board of Directors of the Company performs the functions of this committee.

EXECUTIVE COMPENSATION

Summary of Compensation

    The following table sets forth a summary of the compensation paid during each of the Company's last three completed fiscal years for services rendered in all capacities to Ronald W. Bachli, President and Chief Executive Officer, Harvey Ferguson, Executive Vice President and Chief Administrative Officer, David E. Hooston, Executive Vice President and Chief Financial Officer, Daryl B. Foreman, formerly President and Chief Executive of SCB and Robert C. Haydon, formerly President and Chief Executive Officer of PSB (collectively, Messrs. Bachli, Ferguson, Hooston, Foreman and Haydon are referred to herein as the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation							Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Securities Underlying Options/SARs(#)	All Other Compensation ($)
Ronald W. Bachli, President and Chief Executive Officer(1)	2000 1999 1998		-0- -0- N/A		-0- -0- N/A		-0- -0- N/A		-0- -0- N/A		-0- -0- N/A
Harvey Ferguson, Executive Vice President and Chief Administrative Officer	2000 1999 1998	$ $	171,667 153,000 -0-	$ $	61,800 100,000 -0-	$ $	12,107 11,500 -0-	(2)	-0- 110,287 -0-		-0- -0- -0-
David E. Hooston, Executive Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	157,719 49,507 132,119	$ $	51,600 35,000 -0-	$ $ $	1,600 3,500 7,700	(3)	110,000 25,000 -0-	$ $	-0- 135,000 100,000
Daryl B. Foreman, Former President and Chief Executive Officer, Sacramento Commercial Bank	2000 1999 1998		$151,700 N/A N/A		$53,683 N/A N/A		$11,010 N/A N/A	(4)	110,000 N/A N/A		-0- N/A N/A
Robert C. Haydon, Former President and Chief Executive Officer, Placer Sierra Bank	2000 1999 1998	$ $	200,000 68,806 N/A	$ $	148,000 23,375 N/A	$ $	4,250 4,000 N/A	(5)	110,000 -0- N/A	$ $	41,840 17,433 N/A	(5)

(1)
Mr. Bachli served as the President and Chief Executive Officer of the Company since its incorporation in September 1999 until March 1, 2001 and has not received any compensation from the Company, except for a car allowance in the aggregate amount of $19,800 in 2000. See Certain Relationships and Related Transactions.

(2)
Other Annual Compensation includes $4,507 contributed to Mr. Ferguson's account in the BOC 401(k) Plan and a $7,600 auto allowance.

(3)
Other Annual Compensation represents an auto allowance.

(4)
Other Annual Compensation represents an auto allowance of $9,000, and $2,010 contributed to long-term disability and life insurance plans for Mr. Foreman's benefit.

(5)
Other Annual Compensation represents amounts contributed to Mr. Haydon's account in the PSB 401(k) Plan. All Other Compensation represents expense recognized by PSB towards the liability pursuant to Mr. Haydon's salary continuation agreement. The Company also provides a vehicle for Mr. Haydon.

Compensation of Directors

    Members of the Board of Directors receive a retainer of $1,000 per month for service as members of the Board of Directors. In addition, members of Board committees receive a retainer of $500 per month for each committee of which a director is a member and Board committee chairs receive a retainer of $750 per month. Additionally, in 2000 certain directors received options under Placer Capital Co. 1999 Stock Option Plan (the "PCC Plan"). See—Directors' Options.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    The Compensation and Personnel Committee consists of Ms. Studenmund as Chair and Messrs. Bachli, Decker, Kushner and Ronnenberg as members. No member of the Compensation and Personnel Committee is a current or former officer of the Company except for Mr. Bachli, who was President and Chief Executive Officer of the Company from September 1999 until March 1, 2001 and Mr. Decker, who was Chief Executive Officer of CFB from January 1 to April 30, 1999.

Other Information

    Certain incidental personal benefits to executive officers of the Company (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. With respect to any individual Named Executive Officer, the aggregate amount of such compensation for the 2000 fiscal year did not exceed the lesser of $50,000 or ten percent (10%) of the compensation reported in the Cash Compensation Table for such individual Named Executive Officer.

Employment Agreement with Anat Bird

    Mrs. Bird became President and Chief Executive Officer of the Company on March 1, 2001 pursuant to an employment agreement with the Company dated January 30, 2001. The employment agreement provides for a term of three years commencing March 1, 2001, and provides that at the end of each year the employment agreement renews for an additional one-year period. Mrs. Bird receives base compensation of $400,000, and is eligible for an annual bonus of 100% of her base salary. Mrs. Bird also receives other benefits, including reimbursement of expenses, insurance, vacation pay, and participation in other benefit programs generally provided to other employees and/or senior executives of the Company.

    In the event that Mrs. Bird's employment is terminated by the Company without cause, or as a result of Mrs. Bird's death or disability, or if Mrs. Bird terminates her employment as a result of a change in title or duties, the Company's requiring her to be based at any office location outside of northern California or for certain other reasons specified in the employment agreement, (i) Mrs. Bird will receive a lump sum payment in an amount equal to her annual base salary for the balance of the then-current term of the employment agreement plus bonus equal to her annual base salary for the balance of the term, (ii) all options to acquire Company common stock previously granted to Mrs. Bird will become fully vested and will remain exercisable until the tenth anniversary of the date of grant, and (iii) Mrs. Bird will receive such other payments as may be required to be paid or provided in order for Mrs. Bird to remain eligible to receive benefits under various Company-sponsored benefit plans.

    The employment agreement provides that the Company shall be responsible for certain tax payments, in the event that any payment made by the Company to Mrs. Bird should be determined to be subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

    In the event of a change of control of the Company, the employment agreement provides that the Company shall require that the successor expressly assume and agree to perform the employment agreement as if the change of control had not occurred.

Employment Agreement with Harvey Ferguson

    As a condition to the acquisition of BOC by CFB (the "BOC Acquisition"), Harvey Ferguson entered into an employment agreement with BOC. The term of Mr. Ferguson's employment agreement began on December 31, 1998, the effective date of the BOC Acquisition. Pursuant to the employment agreement, Mr. Ferguson was employed by BOC as Chief Executive Officer and was to receive base compensation of $130,000 per year and be eligible for a discretionary annual bonus, in an amount not to exceed $20,000.

    In May of 1999, the agreement with BOC was terminated in consideration of a new contract entered into by and among CFB, BOC, and Mr. Ferguson. Under the terms of this contract, Mr. Ferguson received base compensation of $165,000 per year and was eligible for a discretionary bonus. As a result of the merger of CFB with and into CCB (the "CCB Merger"), CFB's obligations under this agreement were assumed by the Company.

    Effective September 1, 2000, Mr. Ferguson entered into a new employment agreement with the Company, pursuant to which Mr. Ferguson was appointed Executive Vice President and Chief Administrative Officer of the Company. Under the terms of this new contract, which expires December 31, 2003, Mr. Ferguson receives base compensation of $185,000 per year and is eligible to participate in the Company's Executive Incentive Compensation Plan.

    Mr. Ferguson also receives other benefits, including reimbursement of expenses, insurance, an automobile allowance of $800 per month, vacation pay, payment of country club dues and participation in other benefit programs generally provided to other employees and/or senior executives.

    In the event that Mr. Ferguson's employment is terminated by the Company without cause or in the event that Mr. Ferguson terminates his employment with the Company upon a change in Mr. Ferguson's title or duties, Mr. Ferguson will receive a single sum severance payment equal to twelve (12) months of his then current base salary plus any incentive bonus prorated, if necessary, for a partial year of employment, less customary withholdings and any and all stock options previously granted to Mr. Ferguson under any stock option plan of the Company or any affiliate of the Company and held by Mr. Ferguson at the date of termination will become fully vested and will be exercisable for a period of two (2) years after the date of termination.

    In the event of a Change in Control of the Company (as defined in Mr. Ferguson's employment agreement) or a dissolution of the Company, Mr. Ferguson's agreement shall not be terminated, but instead, the surviving or resulting corporation or the transferee of the Company's assets will be bound by the agreement. However, in the event of a Change in Control and in the event that, during the twelve month period following such Change in Control, Mr. Ferguson terminates his employment with the Company following a change in his duties or title, Ferguson will receive the same benefits as he would receive if his employment was terminated by the Company without cause prior to a Change in Control.

    Mr. Ferguson also entered into a consulting agreement with the Company on September 1, 2000 which would become effective in the event that Mr. Ferguson's employment is terminated by the Company without cause or in the event that Mr. Ferguson terminates his employment with the Company upon a change in Mr. Ferguson's title or duties. In the event the consulting agreement becomes effective, it will have a term of eighteen (18) months and Mr. Ferguson will receive consulting fees in the aggregate amount of his base salary as of the date of termination, payable ratably over the term of the consulting agreement. The consulting agreement provides that during the term of the consulting agreement Mr. Ferguson will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing bank or financial institution or financial services business for any bank or financial institution or financial services business that has an office in Orange County, California.

Employment Agreement with David E. Hooston

    Mr. Hooston was employed by the Company as the Director of Corporate Development pursuant to an employment agreement dated February 1, 2000 by and between Mr. Hooston and the Company. Effective November 1, 2000, Mr. Hooston entered into a new employment agreement with the Company, pursuant to which Mr. Hooston was appointed Executive Vice President and Chief Financial Officer of the Company. Under the terms of this new contract, which expires December 31, 2003, Mr. Hooston receives base compensation of $185,000 per year and is eligible to participate in the Company's Executive Incentive Compensation Plan.

    Mr. Hooston also receives other benefits, including reimbursement of expenses, insurance, an automobile allowance of $800 per month, vacation pay, and participation in other benefit programs generally provided to other employees and/or senior executives.

    In the event that Mr. Hooston's employment is terminated by the Company without cause or in the event that Mr. Hooston terminates his employment with the Company upon a change in his title or duties, Mr. Hooston will receive a single sum severance payment equal to twelve (12) months of his then current base salary plus any incentive bonus prorated, if necessary, for a partial year of employment, less customary withholdings.

    In the event of a Change in Control of the Company (as defined in Mr. Hooston's employment agreement) or a dissolution of the Company, Mr. Hooston's agreement shall not be terminated, but instead, the surviving or resulting corporation or the transferee of the Company's assets will be bound by the agreement. However, in the event of a Change in Control and in the event that, during the twelve month period following such Change in Control, Mr. Hooston terminates his employment with the Company following a change in his duties or title, Mr. Hooston will receive the same benefits as he would receive if his employment was terminated by the Company without cause prior to a Change in Control.

Employment Agreement with Daryl B. Foreman

    From the effective date of the acquisition of SCB by CCB (the "SCB Acquisition") through the effective date of the merger of SCB with and into PSB, Mr. Foreman served as the President and Chief Executive Officer of SCB pursuant to an employment agreement with SCB dated February 29, 2000. From the effective date of the SCB Acquisition, pursuant to which PSB assumed SCB's obligations under the employment agreement with Mr. Foreman, through April 9, 2001, Mr. Foreman served as the President and Chief Executive Officer of PSB. Under the terms of the employment agreement, which would have expired on February 28, 2003, Mr. Foreman was entitled to receive base compensation of $182,000, and was eligible to participate in the Company's Executive Incentive Compensation Plan.

    Mr. Foreman also received other benefits, including reimbursement of expenses, insurance, an automobile allowance of $900 per month, vacation pay, and participation in other benefit programs generally provided to other employees and/or senior executives.

    Mr. Foreman and PSB entered into an agreement as of April 9, 2001 terminating Mr. Foreman's employment agreement and his position as President and Chief Executive Officer of PSB and providing for Mr. Foreman to serve as a consultant to PSB for eighteen months. In consideration for his consulting services, PSB will pay Mr. Foreman a monthly fee equivalent to the monthly salary he was entitled to receive under his employment agreement with PSB. In addition, the agreement also provided for the acceleration of vesting of a portion of the options to acquire shares of the Company Common Stock previously granted to Mr. Foreman, and extension of the exercise period of the vested options held by Mr. Foreman.

Employment Agreement with Robert C. Haydon

    During the period from the effective date of the acquisition of PSB by PCC (the "PSB Acquisition") through August 31, 2000, Mr. Haydon served as the President and Chief Executive Officer of PSB pursuant to an Employment Agreement with PSB dated August 21, 1997. Effective August 31, 2000, Mr. Haydon entered into an employment agreement with PSB, pursuant to which Mr. Haydon continued to serve as the President and Chief Executive Officer of PSB. Under the terms of that contract, which would have expired on August 31, 2003, Mr. Haydon received base compensation of $200,000 per year and was eligible to participate in the Company's Executive Incentive Compensation Plan.

    Effective February 1, 2001, Mr. Haydon entered into an employment agreement with PSB, pursuant to which Mr. Haydon was appointed to serve as the Regional President of PSB. Under the terms of the current contract, which expires on August 31, 2003, Mr. Haydon receives base compensation of $200,000, and is eligible to participate in the Company's Executive Incentive Compensation Plan.

    Mr. Haydon also receives other benefits, including reimbursement of expenses, insurance, the use of an automobile, dues for racquet club membership, vacation pay, and participation in other benefit programs generally provided to other employees and/or senior executives.

    In the event that Mr. Haydon's employment is terminated by PSB without cause or in the event that Mr. Haydon terminates his employment with PSB upon a change in Mr. Haydon's title or duties, Mr. Haydon will receive a severance payment calculated by multiplying his then current Base Salary by the number of months then remaining before expiration of the employment term, plus any incentive bonus Mr. Haydon is eligible to receive under the Company's Executive Incentive Compensation Plan prorated through the date of termination, less customary withholdings. Additionally, in the event that Mr. Haydon's employment is terminated by PSB without cause or in the event that Mr. Haydon terminates his employment with PSB upon a change in Mr. Haydon's title or duties, any and all stock options previously granted to Mr. Haydon under any stock option plan of PSB or any affiliate of PSB, and held by Mr. Haydon at the date of termination will become fully vested and will be exercisable for a period of two (2) years after the date of termination.

    In the event of a Change in Control of PSB (as defined in Mr. Haydon's employment agreement) or a dissolution of PSB, Mr. Haydon's agreement shall not be terminated, but instead, the surviving or resulting corporation or the transferee of PSB's assets will be bound by the agreement. However, in the event of a Change in Control and in the event that, during the twelve month period following such Change in Control, Mr. Haydon terminates his employment with PSB following a change in his duties or title, Haydon will receive the same benefits as he would receive if his employment was terminated by PSB without cause prior to a Change in Control.

    Mr. Haydon is covered by a salary continuation agreement with PSB, as successor-in-interest to Placer Savings Bank, dated August 21, 1997. Under the salary continuation agreement, Mr. Haydon is entitled to receive stated annual payments for a period of 15 years following the termination of his employment with PSB under certain circumstances. The level of those payments varies depending on the timing and circumstances of the termination of his employment with PSB. The salary continuation agreement also provides that if Mr. Haydon's employment with PSB is terminated within 12 months after a transfer of 51% or more of the outstanding voting common stock of PSB, he will be entitled to receive a lump sum benefit in the amount of 2.99 times the average of his annual salary for the most recent five taxable years preceding the transfer of the PSB common stock.

Long Term Incentive Plan Awards in Last Fiscal Year

    No Long Term Incentive Plan awards were made during 2000 to any of the Named Executive Officers.

Executive Incentive Compensation Plan Summary

    The Company adopted an executive incentive compensation plan for the 2000 fiscal year (the "Executive Incentive Compensation Plan") for the purpose of providing significant rewards to the Company's executive team for exceptional corporate performance.

    The Executive Incentive Compensation Plan is administered by a committee composed of the Chief Executive Officers of the Company and each of the Banks (the "Committee"). All Senior Executive Officers of the Company and the Banks (defined to include all Chief Executive Officers, Presidents, Chief Financial Officers, Chief Lending Officers, Chief Retail Banking Officers and Senior Vice Presidents) were eligible to participate in the Executive Incentive Compensation Plan for the 2000 fiscal year. The Committee makes recommendations to the Board of Directors with respect to proposed participants, performance measures, performance measure weights, achievement levels, award opportunities and financial thresholds. The Board of Directors in turn makes determinations with respect to participants in and awards under the Executive Incentive Compensation Plan.

    The Executive Incentive Compensation Plan provides for the availability of incentive compensation awards if the Company and the Banks reach their respective financial thresholds for a plan year. The Committee selected cash earnings for the 2000 fiscal year as the performance measure under the Executive Incentive Compensation Plan for the Company and each of the Banks. In addition, the Committee can select one or more additional performance measures for each of the Banks and selects one or more personal performance measures for each participant in the Executive Incentive Compensation Plan.

    Achievement levels and potential awards were established for each participant by the Committee and individual awards, based upon achievement of performance measures, were determined by the Committee and recommended to the Board of Directors for approval. The amounts of awards to the Named Executive Officers under the Executive Incentive Compensation Plan for the 2000 fiscal year are included in Bonus category in the Summary Compensation Table.

    The Company has adopted an incentive plan for the 2001 fiscal year that is substantially similar to the Executive Incentive Compensation Plan for the 2000 fiscal year described above.

Stock Option Plans

California Community Bancshares, Inc. 1999 Stock Option Plan

    The Revised California Community Bancshares, Inc. 1999 Stock Option Plan (the "CCB Plan") was designed to attract, retain and motivate directors, officers and key employees of the Company and its subsidiaries by providing added incentives to enlarge their proprietary interest in the Company, to increase their efforts on behalf of the Company and its subsidiaries, and to continue their association with the Company and its subsidiaries. The CCB Plan permits the granting of nonqualified stock options and incentive stock options during a period of ten years from the date of adoption by the Board of Directors. The CCB Plan is administered by the Compensation and Personnel Committee of the Board of Directors.

    The total number of shares of Company Common Stock reserved under the CCB Plan is 6,103,356, subject to adjustment if the outstanding shares of Company Common Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company. Under the CCB Plan, all options are granted at an exercise price of not less than 100% of the fair market value of the Company Common Stock at the time the option is granted. The CCB Plan provides for the granting of options for exercise periods of up to ten years from the date of the grant, with the exact exercise period to be determined by the Board of Directors or the stock option committee. The exercise period of an option granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company may not exceed five years.

    Because pursuant to regulations of the California Department of Corporations (the "DOC"), the Company cannot currently provide for the acceleration of stock options upon a change of control of the Company, no options have been granted under the CCB Plan to date. However, as described below, PCC, which is not subject to such regulations, has adopted a stock option plan and has granted options to persons eligible to receive options under the CCB Plan. It is the intention of the Company to assume all of such options at the earliest date that the regulations of the DOC permit the acceleration of stock options upon a change of control. The Company has agreed to assume options granted under the PCC Plan as those options vest in accordance with their terms. See—Placer Capital Co. 1999 Stock Option Plan.

California Financial Bancorp 1999 Stock Option Plan

    In connection with the CCB Merger, CCB assumed the California Financial Bancorp 1999 Stock Option Plan (the "CFB Plan") and all outstanding options to purchase shares of CFB Common Stock under the CFB Plan were converted into options to purchase shares of Company Common Stock. As of December 31, 2000, there were options to purchase 247,911 shares of Company Common Stock outstanding under the CFB Plan. No further options will be granted under the CFB Plan.

    The terms of the CFB Plan are essentially the same as those of the CCB Plan, except that under the CFB Plan, if, in the event of a change of control, as defined in the CFB Plan, the CFB Plan and unexercised options are terminated, all option holders shall have the right to exercise the options prior to the consummation of the transaction causing such termination.

Placer Capital Co. 1999 Stock Option Plan

    The PCC Plan was designed to attract, retain and motivate directors, officers and key employees of PCC and its affiliates. "Affiliate" is defined to mean any corporation which controls, is controlled by, or is under common control with, PCC.

    The total number of shares of PCC Common Stock available for issuance under the PCC Plan is 3,912,195, subject to adjustment if the outstanding shares of PCC Common Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of PCC, through a reorganization, merger, or recapitalization. As of December 31, 2000, options to purchase 2,442,682 shares of PCC Common Stock were outstanding under the PCC Plan. The terms of the PCC Plan are essentially the same as those of the CFB Plan.

    In consideration of PCC granting stock options to directors, officers and employees of its affiliates, the Company has agreed to assume options granted under the PCC Plan at the earliest time that the Company can legally provide for the acceleration of stock options upon a change of control, as defined in the PCC Plan. Additionally, in the event a proposed transaction constituting a change of control of the Company is presented to the Company prior to the assumption of options outstanding under the PCC Plan, the Company shall assure that such transaction shall be expressly conditioned upon the acquiring party assuming all of PCC's outstanding options. Finally, the Company has agreed to assume options granted under the PCC Plan as those options vest in accordance with their terms.

Grants of Options

    The following tables provide information with respect to the stock options granted to the Named Executive Officers during the fiscal year ending December 31, 2000 and with respect to stock options held by the Named Executive Officers:

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Ronald W. Bachli	-0-		N/A	N/A	N/A	N/A
Harvey Ferguson	-0-		N/A	N/A	N/A	N/A
David E. Hooston	110,000	(1)	7.6%	$6.64	10/24/10	$176,770	(2)
Daryl B. Foreman	110,000	(1)	7.6%	$6.64	3/6/10	$200,750	(3)
Robert C. Haydon	-0-		N/A	N/A	N/A	N/A

(1)
Represents stock options granted under the PCC Plan in 2000. The number of shares and the exercise price have been adjusted to reflect the ratio of shares of CCB Common Stock exchanged with the California Fund for all of the outstanding shares of PCC on December 13, 1999 (the "PCC Share Exchange Ratio"). The PCC Share Exchange Ratio is 2.4605.

(2)
The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.70%, an option term of five years, a dividend yield of zero, and a stock volatility of zero.

(3)
The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.64%, an option term of five years, a dividend yield of zero, and a stock volatility of zero.

Options Exercised and Value of Unexercised Options

    No options were exercised by any of the Named Executive Officers during fiscal year 2000. The following table shows the value at December 31, 2000 of unexercised options on an aggregated basis held by the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Exercisable/Unexercisable	Exercisable/Unexercisable
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
Ronald W. Bachli	-0-	-0-	N/A	N/A
Harvey Ferguson	-0-	-0-	27,500/82,500	$16,055/$48,164
David E. Hooston	-0-	-0-	52,500/82,500	$0/$0
Daryl B. Foreman	-0-	-0-	-0-/110,000	$0/$0
Robert Haydon	-0-	-0-	27,681/83,042	$71,416/$214,249

(1)
Based on a per share price at December 31, 2000 of $6.64.

Directors' Options

    In 2000, the following directors of the Company received options under the PCC Plan. The number of shares and exercise price have been adjusted to reflect the PCC Share Exchange Ratio of 2.4605.

Name	Number of Securities Underlying Options Granted (#)	Exercise or Base Price ($/Sh)	Expiration Date
Joseph P. Heitzler	10,000	$6.64	11/28/2010
Dwayne E. Shackelford	20,000	$6.64	11/28/2010
Jaynie Studenmund	10,000	$6.64	11/28/2010

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There have been no material transactions, except as disclosed below, since January 1, 2000, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, five-percent stockholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

Transactions with Management

    Some of the directors, officers and principal stockholders of the Company and the companies with which they are associated have been customers of, and have had banking transactions with, PSB, BOC and formerly SCB (collectively the "Banks") in the ordinary course of the Banks' business since January 1, 2000, and the Banks expect to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and in the opinion of the Company, did not involve more than the normal risk of collectibility or present other unfavorable features.

Investment Banking Services

    Belvedere is the general partner of the California Fund, which held 95.6% percent of the outstanding Company Common Stock as of the Record Date. Ronald W. Bachli, a director of the Company and Richard W. Decker, Jr., Chairman of the Board and a director of the Company are managing members of Belvedere and J. Thomas Byrom, secretary and a director of the Company, is an officer of Belvedere.

    Under an agreement dated October 1, 1999, Belvedere serves as the exclusive financial advisor to the Company pursuant to which the Company has agreed to pay Belvedere (i) with respect to any debt financing obtained by the Company in connection with an acquisition transaction, where Belvedere provides financial advisory services, an amount equal to three percent (3%) of the aggregate amount financed in the transaction; (ii) with respect to any equity financing by an investor other than the California Fund obtained by the Company in connection with an acquisition transaction, where Belvedere provides financial advisory services, an amount equal to five percent (5%) of the aggregate amount financed (including the value of any future specified and/or contingent financing payments) in the transaction; (iii) with respect to any debt financing obtained by the Company other than in connection with an acquisition transaction, where Belvedere provides financial advisory services, an amount equal to three percent (3%) of the aggregate amount financed; and (iv) with respect to any equity financing by an investor other than the California Fund obtained by the Company other than in connection with an acquisition transaction, where Belvedere provides financial advisory services, an amount equal to five percent (5%) of the aggregate amount financed (including the value of any future specified and/or contingent financing payments).

    Under a substantially similar agreement dated August 10, 1999, Belvedere serves as the exclusive financial advisor to PCC.

Reimbursement and Tax Sharing Agreements

    The Company has entered into agreements with each of the Banks pursuant to which the Banks have agreed to reimburse the Company for certain expenses incurred by the Company in rendering management services on terms and conditions consistent with the requirements of Section 23A of the Federal Reserve Act. In addition, the Company has entered into a tax sharing agreement with the Banks providing for the allocation of tax obligations among the Company and the Banks in compliance with the Interagency Policy Statement on Income Tax Allocation in a Holding Company Structure, as promulgated by the Board of Governors, the FDIC and the other federal bank regulatory agencies.

Executive Compensation

    As indicated above under Executive Compensation, Ronald W. Bachli, the then-President and Chief Executive Officer of the Company received no compensation from the Company during 2000 except an auto allowance. However, Mr. Bachli is compensated by Belvedere. Except as disclosed above under—Investment Banking Services, neither Belvedere nor the California Fund receives any compensation from the Company or any of its subsidiaries.

Funding of the PSB Acquisition

    As described in Note 3 of Notes to Consolidated Financial Statements in the Company's 2000 Annual Report to Stockholders (the "Annual Report"), when PCC acquired PSB it funded the transaction through the sale of $53 million of PCC common stock to the California Fund, the sale of $18.5 million of subordinated debentures and issuance of $3.5 million of 8% noncumulative preferred stock.

    To facilitate the capital structure of the PSB Acquisition, Placer Capital Funding LLC ("Placer Funding"), a California limited liability company (owned by the principals of Belvedere) and Placer Trust, a Delaware business trust, 100% of the common securities of which is owned by PCC, were organized.

    Placer Funding obtained a $22 million commercial bank loan from an unaffiliated bank (the "Term Loan"), the terms of which are outlined in Note 11 of Notes to Consolidated Financial Statements in the Annual Report. Placer Funding used the proceeds of the Term Loan to purchase $18.5 million of trust preferred securities from Placer Trust and $3.5 million to purchase one share of 8% noncumulative preferred stock from PCC. Placer Trust used the proceeds of the sale of $18.5 million of trust preferred securities to purchase $18.5 million of subordinated debentures from PCC. PCC obtained a $3.0 million revolving line of credit from the same commercial bank when Placer Funding obtained the Term Loan.

    The trust preferred securities represent preferred, undivided beneficial interests in the assets of Placer Trust, which consist solely of the subordinated debentures and payments under the debentures. The subordinated debentures bear interest at a fixed interest rate of 8%, and will mature at the expiration of 30 years after the date of issuance. The distributions on the trust preferred securities are fixed at a rate per annum of 8% of the liquidation value of the trust preferred securities.

    The trust preferred securities are subject to mandatory redemption, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption. Subject to the approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the subordinated debentures are redeemable prior to maturity at the option of PCC at the expiration of 5 years after issuance or, under some circumstances relating to tax treatment or capital treatment of the trust preferred securities, within 90 days of the occurrence of such circumstances.

    PCC pledged all of the shares of PSB stock to the commercial bank lender to secure payment of amounts drawn on the revolving line of credit. Placer Funding pledged all of the trust preferred securities and the noncumulative preferred stock to the commercial bank lender to secure payment of the Term Loan. The credit agreements entered into between PCC and Placer Funding with the commercial bank lender each contain cross-default provisions.

    In connection with obtaining the Term Loan, PCC, Placer Funding and Messrs. Bachli and Decker (the "Placer Funding Members") entered into an expense reimbursement agreement which provides that:

       (i) During any period that Placer Funding remains obligated pursuant to the Term Loan, PCC will advance to Placer Funding the amount equal to the positive difference, if any, between (A) interest due and payable (or about to become due and payable) by Placer Funding with respect to the Term Loan and (B) funds available to Placer Funding to pay such interest, including funds derived from distributions made pursuant to the trust preferred securities or the non-cumulative preferred stock; provided, however, that in no event shall PCC be obligated to make any such advance at any time that PCC has deferred the payment of interest in respect of the subordinated debentures;

      (ii) Placer Funding will pay to PCC any interest overage amount, defined to mean for any relevant period, an amount equal to the positive difference (if any) between: (A) any interest, dividends or other similar items (including earnings thereon, if any, but specifically excluding any principal or return of capital payments) payable to Placer Funding with respect to the trust preferred securities, including any deferred interest, the subordinated debentures and the non-cumulative preferred stock, and (B) any interest due and payable by Placer Funding with respect to the Term Loan;

      (iii) PCC will reimburse Placer Funding, Placer Trust and each of the Placer Funding Members for any and all costs, expenses or other charges relating to (A) the formation, operation, administration or termination of Placer Funding; (B) loan and other fees payable by Placer Funding in connection with the Term Loan; and (C) other closing costs payable by Placer Funding with respect to the Term Loan, but excluding from any of the foregoing principal payments with respect to the Term Loan;

    The agreement provides that any amounts reimbursed, advanced or otherwise payable by PCC to Placer Funding, Placer Trust or either Placer Funding Member will be made such that, on an after tax basis, Placer Funding, the Trust and the Placer Funding Members, as appropriate, incur no net out of pocket cost and that any interest overage amount payable by Placer Funding will be made such that, on an after tax basis, neither Placer Funding or the Placer Funding Members will incur any net out of pocket cost with respect thereto.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of KPMG LLP, which served the Company as independent public accountants for 2000, has been selected by the Audit Committee of the Board of Directors of the Company to be the Company's independent public accountants for 2001. All Proxies will be voted "FOR" ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute nominee to be designated by the Audit Committee.

    Representatives from the accounting firm of KPMG LLP will be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  Audit Fees

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $250,000.

  Financial Information Systems Design And Implementation Fees

    There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for fiscal year 2000.

  All Other Fees

    The aggregate fees billed by KPMG LLP for services rendered to the Company other than the services described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", were $172,235.

STOCKHOLDER PROPOSALS

    Next year's Annual Meeting of Stockholders will be held on or about July 16, 2002. The deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and Form of Proxy for the 2002 Annual Meeting of Stockholders is February 16, 2002, unless such meeting date is changed by more than 30 calendar days in which case such proposals must be received by a reasonable time prior to the mailing of the Proxy Statement. Additionally, with respect to any proposal by stockholders not submitted for inclusion in the Bank's Proxy Statement, if notice of such proposal is not received by May 2, 2002, such notice will be considered untimely, and the Board's proxy holders shall have discretionary authority to vote on such proposal.

OTHER PROPOSED ACTION

    The Board of Directors is not aware of any other business which will come before the Meeting, but if any such matters are properly presented, Proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

CALIFORNIA COMMUNITY BANCSHARES, INC.

San Francisco, California
June 18, 2001

APPENDIX A

CALIFORNIA COMMUNITY BANCSHARES, INC.
AUDIT COMMITTEE CHARTER

I.  Composition of the Audit Committee.  The Audit Committee shall be comprised of at least two directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Board may designate alternate members. The Chairman of the Committee shall be appointed by the Board of Directors.

II.  Purposes of the Audit Committee.  The purposes of the Audit Committee are to assist the Board of Directors:

  •
  in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

  •
  in its oversight of the Company's financial statements and the independent audit thereof;

  •
  in selecting (or nominating the outside auditors to be proposed for stockholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for stockholder approval in any proxy statement); and

  •
  in evaluating the independence of the outside auditors and maintaining a communications link between the outside auditors and the Company's Board of Directors.

    The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. It is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information; (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors); and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

    The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in the proxy statement).

    The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board Standard No. 1.

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    The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III.  Meetings of the Audit Committee.  The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management, the internal auditors and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.  Duties and Powers of the Audit Committee.  To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.
with respect to the outside auditor:

       (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

      (ii) to review the fees charged by the outside auditors for audit and non-audit services;

      (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

      (iv) to consider the effect of the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company on the independence of the outside auditors (it being understood that the Audit Committee will rely on the accuracy of the information provided by the outside auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration);

      (v) to meet with the outside auditors prior to the commencement of any interim (preliminary) work to review and evaluate the scope of the independent audit services to be rendered, to approve the related fee estimate, and to discuss:

    •
    public reporting requirements;

    •
    potential problems;

    •
    new pronouncements by the SEC, FASB, and other regulatory bodies;

    •
    internal audit assistance;

    •
    significant audit procedures;

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    •
    locations to be visited and the related plan for rotation of audit emphasis; and

    •
    other appropriate matters.

      (vi) to meet with the outside auditors, prior to issuance of the annual audited financial statements, to discuss:

    •
    the nature and meaning of the outside auditor's opinion on the current year's financial statements.

    •
    the nature and extent of any changes in accounting policies or principles;

    •
    unusual transactions;

    •
    new or changed disclosure requirements;

    •
    the nature and aggregate amount of any material proposed but unrecorded adjustments;

    •
    changes in scope from that previously approved; and

    •
    other appropriate matters; and

     (vii) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

2.
with respect to internal auditing:

  •
  To ascertain, through observation and discussion, that the internal auditing functions in the Company and its subsidiaries are staffed by competent professionals with adequate training and experience;

  •
  To ascertain, through observation, discussion, and review of internal audit plans, that internal auditing gives appropriate recognition to audit areas based on relative risk;

  •
  To monitor the activities of internal auditing against its audit plans, including major modifications to such plans;

  •
  To review significant audit findings and recommendations and related management responses and subsequent follow-up;

  •
  To review the results of the management program monitoring employee compliance with policies pertaining to dishonest, fraudulent, or unethical activity;

  •
  To discuss confidentially, without management present, matters which the internal auditing function might be reluctant to discuss if management were present;

  •
  To monitor the activities of the internal auditing function against its budget; and

  •
  To monitor the internal auditing function and to ensure that internal auditing is at all times independent of those for whom, and about whom, its services are being performed.

3.
with respect to financial reporting principles and policies and internal audit controls and procedures:

       (i) to advise management, the internal auditors and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

      (ii) to consider any reports or communications (and management's and/or the internal auditors' responses thereto) submitted to the Audit Committee by the outside auditors required by or referred

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  to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

    •
    deficiencies noted in the audit in the design or operation of internal controls;

    •
    consideration of fraud in a financial statement audit;

    •
    detection of illegal acts;

    •
    the outside auditor's responsibility under generally accepted auditing standards;

    •
    significant accounting policies;

    •
    management judgments and accounting estimates;

    •
    adjustments arising from the audit;

    •
    the responsibility of the outside auditor for other information in documents containing audited financial statements;

    •
    disagreements with management;

    •
    consultation by management with other accountants;

    •
    major issues discussed with management prior to retention of the outside auditor;

    •
    difficulties encountered with management in performing the audit;

    •
    the outside auditor's judgments about the quality of the Company's accounting principles; and

    •
    reviews of interim financial information conducted by the outside auditor;

      (iii) to meet with management, the internal auditors and/or the outside auditors:

    •
    to discuss the scope of the annual audit;

    •
    to discuss the audited financial statements;

    •
    to discuss any significant matters arising from any audit or report or communication from the outside or internal auditors, whether raised by management, the internal auditors or the outside auditors, relating to the Company's financial statements;

    •
    to review the form of opinion the outside auditors propose to render to the Board of Directors and stockholders;

    •
    to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditors or management; and

    •
    to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

      (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

      (v) to discuss with the Company's counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

      (vi) to monitor the Company's compliance with legislation dealing with accounting or internal controls, the control requirements of regulatory bodies, and generally accepted accounting principles;

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4.
with respect to professional services:

  •
  to review and report to the Board any service (audit or non-audit) to be performed by the outside auditors;

  •
  to review and report to the Board any service (audit or non-audit) with an anticipated cost of $100,000 or more to be performed by any other independent accountant; and

  •
  to review and report to the Board any service on any aspect of the Company's system of internal controls with an anticipated cost of $100,000 or more to be performed by a consultant;

5.
with respect to reporting and recommendations:

  •
  to review prior to publication, quarterly reports on Form 10-Q, the annual report on Form 10-K, the annual report to stockholders and any other financial statements deemed appropriate by the Audit Committee;

  •
  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

  •
  to review, quarterly and by year-end, the Company's various reserves and related charges to expense for adequacy and reasonableness;

  •
  to review and approve the decision to seek a "second opinion" from an independent accountant other than the outside auditors with respect to a matter which has or may have a material effect on the consolidated financial statements of the Company or related disclosures in the footnotes thereto;

  •
  to request reports from the Company's officers, employees, attorneys, outside auditors, credit reviewers or any other person or persons as deemed necessary by the Committee and at such times and locations as considered appropriate;

  •
  to review this Charter at least annually and recommend any changes to the full Board of Directors;

  •
  to review at least annually all policies related accounting, risk management, and internal control and report the results of this review to the Board of Directors; and

  •
  to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.  Resources and Authority of the Audit Committee.  The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants. The Audit Committee shall have full, free, and unrestricted authority to access any and all of the Company's records, documents and facilities, and to interview any of the Company officers, employees, attorneys, independent accountants, or any other person or persons deemed necessary to perform its responsibilities.

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CALIFORNIA COMMUNITY
BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 17, 2001
8:00 a.m.

Sutton Place Hotel
4500 MacArthur Boulevard
Newport Beach, CA

CALIFORNIA COMMUNITY BANCSHARES, INC. One Maritime Plaza, Suite 825, San Francisco, CA 94111	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 17, 2001.

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders of California Community Bancshares, Inc., and the accompanying Proxy Statement dated June 18, 2001 and revoking any Proxy heretofore given, hereby constitutes and appoints J. Thomas Byrom and Richard W. Decker, Jr., and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of California Community Bancshares, Inc., a Delaware corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Stockholders of California Community Bancshares, Inc., to be held at Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on Tuesday, July 17, 2001 at 8:00 a.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" items 1, 2 and 3.

See reverse for voting instructions.

Please detach here

     The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Joseph P. Heitzler 02 Robert J. Kushner	03 Jaynie Miller Studenmund	/ /	Vote FOR and all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	To approve the proposal to ratify the appointment of KPMG LLP as independent public accountants for the Company's 2001 fiscal year.	/ /	For	/ /	Against	/ /	Abstain
3.	In their discretion, the proxy holders are authroized to vote upon such other business as may properly come before the meeting.	/ /	For	/ /	Against	/ /	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box / /			Date
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

INFORMATION CONCERNING THE SOLICITATION
PRINCIPAL STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS OF THE COMPANY
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER PROPOSED ACTION
APPENDIX A CALIFORNIA COMMUNITY BANCSHARES, INC. AUDIT COMMITTEE CHARTER